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                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                    CARLINVILLE NATIONAL BANK SHARES, INC.


                                  ARTICLE I

                                     NAME

                       The name of this Corporation is:

                    Carlinville National Bank Shares, Inc.


                                 ARTICLE II

                        REGISTERED OFFICE AND AGENT

     Its Registered Office in the State of Delaware is to be located at 101 North Fairfield Drive, in the City of Dover, County of Kent, ZIP CODE 19901. The Registered Agent in charge thereof is Corporate Systems, Inc.

                                 ARTICLE III

                                   PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE IV

                              AUTHORIZED STOCK

     The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Ten Thousand (310,000) shares of Common Stock, $1.00 par value per share.


                                   ARTICLE V

                                    OFFICES

     The main office of the Corporation shall be in Carlinville, Macoupin County, Illinois. The general business of the Corporation shall be conducted at its main office.

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                                  ARTICLE VI

                              BOARD OF DIRECTORS

     The Board of Directors of this Corporation shall consist of not less than five nor more than twenty-five stockholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the stockholders at any special meeting thereof. Each director, during the full term of his or her directorship, shall own stock of this Corporation with a minimum aggregate par value of $200. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

                                  ARTICLE VII

                        ANNUAL MEETING OF STOCKHOLDERS

     There shall be an annual meeting of the stockholders the purpose of which shall be the election of directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

                                 ARTICLE VIII

                            VOTING REQUIREMENTS

     In all elections of directors, each stockholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them in the same principle among as many candidates as he shall think fit; and in deciding all other questions at meetings of stockholders, each stockholder shall be entitled to one vote on each share of stock held by him.

                                 ARTICLE IX

                                  OFFICERS

     The Board of Directors shall appoint one of its members President of this Corporation, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Secretary and such other officers and employees as may be required to transact the business of this Corporation.

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     The Board of Directors shall have the power to define the duties of the officers and employees of the Corporation, to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Corporation shall be made; to manage and administer the business and affairs of the Corporation; to make all bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.


                                   ARTICLE X

                                INDEMNIFICATION

     (a) This Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDRE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) This Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


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     (c)  Any indemnification under subsections (a) and (b) (unless order by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     (e) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (f) This Corporation shall have power to purchase and maintain insurance on behalf of any person which is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.


                                  ARTICLE XI

                              DIRECTORS LIABILITY

     Directors of this Corporation shall not be liable to either this Corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (i) a director's duty of loyalty to this Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liabilities for unlawful payments of dividends or unlawful stock purchases or redemption by this Corporation; or (iv) a transaction from which the director derived an improper personal benefit.

                                      4

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     THE UNDERSIGNED, being the President of the Corporation, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to Sections 245 and 242 of the General Corporation Law of the State of Delaware, do hereby make, file and record this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that this is the undersigned's act and deed and that the facts stated herein are true and, accordingly, has hereunto set his hand as of the 17th day of March, 1998.

                         CARLINVILLE NATIONAL BANK SHARES, INC.


                                   By:  ------------------------------
                                        James T. Ashworth
                                        President

                                        5

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                    CARLINVILLE NATIONAL BANK SHARES, INC.

                   CERTIFICATE OF AMENDMENT AND RESTATEMENT
                                      OF
                         CERTIFICATE OF INCORPORATION


     I, James T. Ashworth, President of Carlinville National Bank Shares, Inc., a corporation organized on August 26, 1982 (the "Corporation"), and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, DO HEREBY CERTIFY THAT:

     1. The Certificate of Incorporation of the Corporation has been amended and restated as set forth on Exhibit A hereto.

     2. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, by affirmative vote of at least a majority of the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

     3. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, by affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote on such matters in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by James T. Ashworth, its President, as of this 17th day of March, 1998.

                         CARLINVILLE NATIONAL BANK SHARES, INC.



                              By:  ----------------------------------
                                   James T. Ashworth
                                   President